Exhibit 23(a)

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 033-866084 of Ridgewood Hotels, Inc. on Form S-8 of our report dated August 13, 2002 appearing in this Annual Report on Form 10-K of Ridgewood Hotels, Inc. for the year ended March 31, 2002.


Deloitte & Touche LLP
Atlanta, Georgia
October 7, 2002